AGREEMENT AND PLAN OF REORGANIZATION
                      ------------------------------------

         This Agreement (hereinafter the "Agreement") is entered into effective as of this 22nd day of May,1998, by and among Vicuna, Inc., a Nevada corporation (hereinafter "Vicuna"); World Seair Corporation, a Florida corporation (hereinafter "WSC"), and the stockholders of WSC (hereinafter the "WSC Stockholders"), the present owners of all the outstanding shares of common stock of WSC.

                                    RECITALS:

         WHEREAS, the WSC Stockholders own all of the issued and outstanding shares of common stock of WSC which comprises 3,012,500 shares ( the "WSC Shares"). Vicuna desires to acquire all of the outstanding WSC Shares solely in exchange for restricted common stock of Vicuna, making WSC a wholly-owned subsidiary of Vicuna; and

         WHEREAS, the WSC Stockholders (as set forth on the attached Exhibit "A") desire to acquire common stock of Vicuna in exchange for the WSC Shares, as more fully set forth herein.

         NOW, THEREFORE, for the mutual consideration set out herein, and other good and valuable consideration, the receipt and legal sufficiency of which is hereby acknowledged, the parties agree as follows:

                                    AGREEMENT
                                    ---------

         1. Share Exchange. The WSC Stockholders are the present owners of all of the issued and outstanding WSC Shares. It is hereby agreed that all of the WSC Shares shall be acquired by Vicuna in exchange solely for shares of Vicuna restricted common stock (the "Vicuna Shares"). All references in this Agreement to the Vicuna Shares to be issued to the WSC Stockholders shall give effect to the 2.1 for 1 post forward split of Vicuna common stock.

         2. Delivery of Shares. Vicuna and the WSC Stockholders agree that on the Closing Date or at the Closing as hereinafter defined, all outstanding WSC shares shall be delivered to Vicuna in exchange for Vicuna Shares.

                  (a) The Vicuna Shares will, on the Closing Date or at the Closing, be delivered to the WSC Stockholders in exchange for their WSC Shares on the basis of two (2) post forward split Vicuna Share for each one (1) WSC Share.

                  (b) At Closing, Vicuna shall, subject to the conditions set forth herein, issue 6,025,000 post forward split Vicuna Shares based upon a forward split approved by the Board of Directors of Vicuna preceding the Share Exchange described herein on a 2.1 for 1 basis to the WSC Stockholders in accordance with Exhibit "A". Such Vicuna Shares shall bear the following or similar restrictive legend :

                  The shares of common stock represented by this certificate have not been registered under the Securities Act of 1933, as amended (the "Act") and may not be offered, sold, assigned, pledged, hypothecated or otherwise transferred unless (1) they are registered under the Act or (2) the holder has delivered to the issuer an opinion of counsel, which opinion shall be satisfactory to the issuer, to the effect that there is an available exemption from registration under the Act and any applicable state securities laws or that registration is otherwise not required.

                  (c) Unless otherwise agreed by Vicuna and the WSC Stockholders, this transaction shall close only in the event Vicuna is able to acquire all of the outstanding WSC Shares.

         3. Outstanding Securities. As of the Closing Date each of the following shall occur:

                  (a) Each one (1) WSC Share issued and outstanding immediately prior to the Closing Date shall be exchanged for two (2) Vicuna Shares. Thereafter, all such WSC Shares shall be deemed to be owned by Vicuna. The holder of such certificates previously evidencing the WSC Shares outstanding immediately prior to the Closing Date shall cease to have any rights with respect to such WSC Shares except as otherwise provided herein or by law.

                  (b) The 1,000,000 pre-split (2,100,000 post-split) shares of Vicuna common stock previously issued and outstanding prior to the Closing will remain outstanding.

         4. Post-Acquisition Events. Upon Closing, the following shall be accomplished:

                  (a) The resignation of the existing Vicuna officers and directors and the appointment of new officers and directors as described in
Section 11.(f) hereof.

                  (b) Vicuna shall promptly fulfill its responsibility to file a Current Report on Form 8-K with the Securities and Exchange Commission ("SEC").

                  (c) Vicuna shall immediately file an Amendment to its Articles of Incorporation changing its name to "Seair Group, Inc."

         5.       Other Matters.

                  (a) Prior to Closing, there shall be no stock dividend, stock split (except the 2.1 for 1 forward stock split described herein), recapitalization, or exchange of shares with respect to or rights issued in respect of, Vicuna's capital stock after the date hereof and there shall be no dividends paid on Vicuna's capital stock.

                  (b) Vicuna shall have received all requisite majority stockholder approval of the matters set forth herein.

         6. Surrender and Issuance of Securities. On or as soon as practicable after the Closing Date:

                  (a) The WSC Stockholders shall surrender for cancellation certificates representing their WSC Shares, against delivery of certificates representing the Vicuna Shares for which their WSC Shares are to be exchanged at Closing.

         7. Representations of the WSC Stockholders. The WSC Stockholders hereby represent and warrant to the best of their knowledge and belief as follows, which warranties and representations shall also be true as of the Closing Date:

                  (a) Except as may be set forth in Exhibit "A" attached hereto and made a part hereof, the WSC Shares are free from claims, liens, or other encumbrances, and the WSC Stockholders have good title and the unqualified right to transfer and dispose of such WSC Shares.

                  (b) The WSC Stockholders, are the sole registered holders of the issued and outstanding WSC Shares as set forth in Exhibit "A";

                  (c) The WSC Stockholders have no present intent to sell or dispose of the Vicuna Shares and are under no binding obligation, formal commitment, or existing plan to sell or otherwise dispose of the Vicuna Shares.

         8. Representations Regarding WSC. WSC hereby represents and warrants to the best of its knowledge and belief as follows, which warranties and representations shall also be true as of the Closing Date:

                  (a) Except as noted on Exhibit "A", the WSC Stockholders listed on the attached Exhibit "A" are the sole owners of record and beneficially own all of the issued and outstanding WSC Shares.

                  (b) WSC has no outstanding or authorized capital shares, warrants, options or convertible securities other than as described in Exhibit "A", attached hereto.

                  (c) Since December 31, 1997 there have not been any material adverse changes in the financial position of WSC except changes arising in the ordinary course of business, which changes will in no event materially and adversely affect the financial position of WSC.

                  (d) WSC is not a party to any material litigation or any governmental investigation or proceeding.

                  (e) WSC is in good standing in its jurisdiction of incorporation.

                  (f) WSC has (or, by the Closing Date, will have filed) all material tax, governmental and/or related forms and reports (or extensions thereof) due or required to be filed and/or has (or will have) paid or made adequate provisions for all taxes or assessments which have become due as of the Closing Date.

                  (g) WSC has not breached, and there is no pending or threatened claim that WSC has breached any of the terms or conditions of any agreements, contracts or commitments to which it is a party or its properties is bound. WSC has previously given Vicuna copies of or access to all material contracts, commitments and/or agreements to which WSC is a party including all relationships or dealings with related parties or affiliates. The execution and performance hereof will not violate any provision of applicable law or any agreement to which WSC is a party or by which it or its properties is bound.

                  (h) WSC has no subsidiary corporations.

                  (i) WSC has made its corporate financial records, minute books, and other corporate documents and records available for review to present management of Vicuna prior to the Closing Date, during reasonable business hours and on reasonable notice.

                  (j) The performance of this Agreement does not materially violate or breach any material agreement or contract to which WSC is a party.

                  (k) All information regarding WSC which has been provided to Vicuna is true and accurate in all material respects.


         9. Representation Regarding Vicuna. Vicuna, to the best of its knowledge and belief, hereby represents and warrants as follows, each of which representations and warranties shall continue to be true as of the Closing Date:

                  (a) As of the Closing Date, the Vicuna Shares, to be issued and delivered to all of the holders of WSC Shares hereunder will, when so issued and delivered, constitute, duly authorized, validly and legally issued Vicuna Shares, fully-paid and nonassessable.

                  (b) Vicuna has the corporate power to enter into this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by the Board of Directors of Vicuna. The execution and performance of this Agreement will not constitute a breach of any material agreement, indenture, mortgage, license or other instrument or document to which Vicuna is a party and will not violate any judgment, decree, order, writ, or applicable rule, statute, or regulation. The execution and performance of this Agreement will not violate or conflict with any provision of the Articles of Incorporation or By-laws of Vicuna.

                  (d) Vicuna has delivered to WSC a true and complete copy of its (i) Annual Report on Form 10-K for the year ended December 31, 1997, as filed with the SEC ("Form 10-K"), (ii) Forms 10-Q for the quarters ended September 30, 1997 and March 31, 1998, as filed with the SEC ("Forms 10-Q"),
(iii) Forms 8-K dated April 17 and April 22, 1997, as filed with the SEC ("Forms 8-K"), (iv) Prospectus dated June 30, 1993, as declared effective by the SEC,
(v) Articles of Incorporation, as amended, (vi) Bylaws, (vii) state and federal tax returns for 1997, 1996 and 1995, (viii) shareholder list dated February 6, 1998, and (ix) copies of all Board of Directors and stockholder minutes and consents. As of their respective dates, to the best knowledge and belief of Vicuna, such documents did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstance under which they are made, not misleading. The audited financial statements included in the Annual Report have been prepared in accordance with generally accepted accounting principles applied on a consistent basis (except as may be indicated therein or in the notes thereto) and fairly present the financial position of Vicuna as of the dates thereof and the results of its operations and changes in financial position for the periods then ended. Vicuna has no subsidiaries as of the date hereof.

                  (e) Since March 31, 1998, there have not been any material adverse changes in the financial condition of Vicuna.

                  (f) Neither Vicuna, any 10% or greater shareholder of Vicuna, nor any related party or affiliate of Vicuna is a party to or the subject of any pending litigation, claims, or governmental investigation or proceeding not reflected in the Vicuna Financial Statements, Form 10-K, Forms 10- Q, Forms 8-K or otherwise disclosed herein, and there are no lawsuits, claims, assessments, investigations, or similar matters, to the best knowledge of Vicuna, threatened or contemplated against or affecting Vicuna, its properties, any of its 10% or greater shareholders, or any related party or affiliate of Vicuna.

                  (g) Vicuna is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation; and presently has and at Closing shall have the corporate power to own its property and to carry on its business as then being conducted and shall be duly qualified to do business in any jurisdiction where so required except where the failure to so qualify would have no material negative impact.

                  (h) Vicuna has filed all federal, state, county and local income, excise, property and other tax, governmental and/or related returns, forms, or reports, which are due or required to be filed by it prior to the date hereof and has paid or made adequate provision in the Vicuna Financial Statements for the payment of all taxes, fees, or assessments which have or may become due pursuant to such returns or pursuant to any assessments received. Vicuna is not delinquent or obligated for any tax, penalty, interest, delinquency or charge.

                  (i) Vicuna's authorized capital stock shall, at Closing, consist of:(i) 25,000,000 shares of common stock, $.001 par value, of which not more than 2,100,000 post-split shares will be issued and outstanding. All outstanding shares of capital stock of Vicuna are validly issued, fully paid and nonassessable. There are no existing options, calls, warrants, preemptive rights or commitments of any character relating to the issued or unissued capital stock or other securities of Vicuna.

                  (j) Vicuna has (and at the Closing will have) disclosed in writing all events, conditions and facts materially affecting its business, financial condition or results of operations.

                  (k) The corporate financial records, minute books, and other documents and records of Vicuna have been made available to the WSC Stockholders prior to the Closing.

                  (l) Vicuna has not breached, and there is no pending or threatened claim that Vicuna has breached any of the terms or conditions of any agreements, contracts or commitments to which it is a party or by which it or its properties is bound. The execution and performance hereof will not violate any provisions of applicable law or any agreement to which Vicuna is subject. Vicuna hereby represents that it is not a party to any material contract or commitment other than appointment documents with its transfer agent, and that it has disclosed to the WSC Stockholders all relationships or dealings with related parties or affiliates.

                  (m) The Vicuna common stock is currently quoted under the trading symbol "VICU" on the OTC Bulletin Board and there are no stop orders in effect with respect thereto.

                  (n) All information regarding Vicuna which is set forth herein or has otherwise been provided by Vicuna to WSC and the WSC Stockholders is true and accurate in all material respects.

                  (o) Vicuna is current in all material respects with regard to its reporting obligations with the SEC and, to Vicuna's best knowledge and belief, all reports filed with the SEC within the past two years are materially true, complete and accurate, and there is no information or event required to be disclosed that has not been disclosed in any of Vicuna's public filings as of the date hereof and as of the Closing Date.

         10. Closing. The Closing of the transactions contemplated herein shall take place on such date (the "Closing" or "Closing Date") as mutually determined by the parties hereto when all conditions precedent have been met and all required documents have been delivered, which Closing is expected to be on or about May 18,1998, but not later than May 22,1998, unless extended by mutual consent of all parties hereto.

         11. Conditions Precedent to the Obligations of the WSC Stockholders. All obligations of the WSC Stockholders under this Agreement are subject to the fulfillment, prior to or as of the Closing and/or the Effective Date, as indicated below, of each of the following conditions:

                  (a) The representations and warranties regarding Vicuna contained in this Agreement or in any certificate or document delivered pursuant to the provisions hereof shall be true in all material respects at and as of the Closing Date as though such representations and warranties were made at and as of such time.

                  (b) Vicuna shall have performed and complied, in all material respects, with all covenants, agreements, and conditions set forth herein, and shall have executed and delivered all documents required by this Agreement to be performed or complied with or executed and delivered by it prior to or at the Closing.

                  (c) On or before the Closing, the Board of Directors of Vicuna shall have approved in accordance with applicable corporation law the execution and delivery of this Agreement and the consummation of the transactions contemplated herein.

                  (d) On or before the Closing Date, Vicuna shall have delivered certified copies of resolutions of the Board of Directors and stockholders of Vicuna approving and authorizing the execution, delivery and performance of this Agreement and authorizing all of the necessary and proper action to enable Vicuna to comply with the terms of this Agreement including the election of WSC's nominees to the Board of Directors of Vicuna and all matters outlined herein.

                  (e) A majority of Vicuna's stockholders shall have duly approved all applicable matters described in this Agreement in accordance with applicable law.

                  (f) At Closing, the existing officers and directors of Vicuna shall have resigned in writing from all positions as directors and officers of Vicuna upon the election and appointment of the WSC nominees.

                  (g) At the Closing, all instruments and documents delivered to the WSC Stockholders pursuant to the provisions hereof shall be reasonably satisfactory to legal counsel for WSC.

                  (h) At the Closing, upon consummation of the transactions, Vicuna shall have the authorized capital as described in Section 9.(i) hereof.

                  (i) The Vicuna Shares to be issued to the WSC Stockholders at Closing will be validly issued, nonassessable and fully-paid under applicable corporation law and will be issued in compliance with all federal, state and applicable securities laws.

                  (j) At the Closing, Vicuna shall have delivered to the WSC Stockholders an opinion of its counsel dated as of the Closing to the effect that:

                           (i)  Vicuna is a corporation duly organized, validly
existing and in good standing under the laws of the jurisdiction of incorporation;

                           (ii) Vicuna has authorized the execution, delivery
and performance of this Agreement by all necessary corporate action, and subject to certain limitations, the Agreement is a valid and binding obligation of Vicuna enforceable in accordance with its terms.

                           (iii) The Vicuna Shares to be issued pursuant to
Section 2 hereof, when issued, will be duly and validly issued, fully-paid and nonassessable; and

                           (iv) Vicuna has the corporate power to execute,
deliver and perform under this Agreement.

         12. Conditions Precedent to the Obligations of Vicuna. All obligations of Vicuna under this Agreement are subject to the fulfillment, prior to or at the Closing, of each of the following conditions:

                  (a) The representations and warranties regarding the WSC Stockholders and WSC contained in this Agreement or in any certificate or document delivered pursuant to the provisions hereof shall be true in all material respects at and as of the Closing as though such representations and warranties were made at and as of such time.

                  (b) The WSC Stockholders shall have performed and complied with, in all material respects, all covenants, agreements, and conditions required by this Agreement to be performed or complied with by them prior to or at the Closing;

                  (c) The WSC Stockholders shall deliver a letter commonly known as an "Investment Letter," in substantially the form attached hereto and made a part hereof as Exhibit "B", acknowledging that the Vicuna Shares are being acquired for investment purposes.

         13. Indemnification. For a period of two years from the Closing Vicuna agrees to indemnify and hold harmless the WSC Stockholders and WSC, and the WSC Stockholders and WSC agree to indemnify and hold harmless Vicuna at all times after the date of this Agreement against and in respect of any liability, damage or deficiency, all actions, suits, proceedings, demands, assessments, judgments, costs and expenses including attorney's fees incident of any of the forgoing, resulting from any material misrepresentations made by an indemnifying party to an indemnified party, an indemnifying party's material breach of a covenant, representation or warranty, or an indemnifying party's nonfulfillment of any agreement hereunder, or from any material misrepresentation in or omission from any certificate furnished or to be furnished hereunder.

         14. Nature and Survival of Representations. All representations, warranties and covenants made by any party in this Agreement shall survive the Closing and the consummation of the transactions contemplated hereby for two years from the Closing. All of the parties hereto are executing and carrying out the provisions of this Agreement in reliance solely on the representations, warranties and covenants and agreements contained in this Agreement and not upon any investigation upon which it might have made or any representation, warranty, agreement, promise or information, written or oral, made by the other party or any other person other than as specifically set forth herein.

         15. Documents at Closing. At the Closing, the following documents shall be delivered:

                  (a) The WSC Stockholders will deliver, or will cause to be delivered, to Vicuna the following:

                           (i) a certificate executed by WSC to the effect that
to the best of its knowledge and belief all representations and warranties made regarding WSC under this Agreement are true and correct as of the Closing, the same as though originally given to Vicuna on said date;

                           (ii) certificate from the jurisdiction of
incorporation of WSC dated at or about the Closing to the effect that WSC is in good standing under the laws of said jurisdiction;

                           (iii) Investment Letter in the form attached hereto
as Exhibit "B" executed by the WSC Stockholders;

                           (iv) corporate resolutions of WSC authorizing the
transactions described in this Agreement;

                           (v) such other instruments, documents and
certificates, if any, as are required to be delivered pursuant to the provisions of this Agreement;

                           (vi) all other items, the delivery of which is a
condition precedent to the obligations of Vicuna, as set forth herein; and

                  (b) Vicuna will deliver or cause to be delivered to the WSC
Stockholders:

                           (i)  stock certificates representing those securities
of Vicuna to be issued as a part of the exchange as described in Sections 2 and 6 hereof;

                           (ii) a certificate of the President and Secretary of
Vicuna, to the effect that all representations and warranties of Vicuna made under this Agreement are true and correct as of the Closing, the same as though originally given to the WSC Stockholders on said date;

                           (iii) certified copies of resolutions adopted by
Vicuna's Board of Directors and Vicuna's stockholders authorizing the transactions described herein and all related matters;

                           (iv) certificates from the jurisdiction of
incorporation of Vicuna dated at or about the Closing Date that said corporation is in good standing under the laws of said jurisdiction;

                           (v) opinion of Vicuna's counsel as described in
Section 11.(j) above;

                           (vi) such other instruments and documents as are
required to be delivered pursuant to the provisions of this Agreement;

                           (vii)  resignation of all of the officers and
directors of Vicuna; and

                           (viii) all other items, the delivery of which is a
condition precedent to the obligations of the WSC Stockholders, as set forth in
Section 11 hereof.

         16. Finder's Fees. Vicuna represents and warrants to the WSC Stockholders and WSC, and the WSC Stockholders and WSC represent and warrant to Vicuna, that none of them, or any party acting on their behalf, has incurred any liabilities, either express or implied, to any "broker" or "finder" or similar person in connection with this Agreement or any of the transactions contemplated hereby. In this regard, Vicuna on the one hand, and the WSC Stockholders and WSC, jointly and severally, on the other hand, will indemnify and hold the other harmless from any claim, loss, cost or expense whatsoever (including reasonable fees and disbursements of counsel) from or relating to any such express or implied liability.

         17.      Miscellaneous.

                  (a) Further Assurances. At any time, and from time to time, after the Closing Date, each party will execute such additional instruments and take such action as may be reasonably requested by the other party to confirm or perfect title to any property transferred hereunder or otherwise to carry out the intent and purposes of this Agreement.

                  (b) Waiver. Any failure on the part of any party hereto to comply with any of its obligations, agreements or conditions hereunder may be waived in writing by the party to whom such compliance is owed.

                  (c) Termination. All obligations hereunder may be terminated at the discretion of either Vicuna's or WSC's board of directors if (i) the closing conditions specified in Sections 11 and 12 are not met by May 22, 1998, unless extended, or (ii) any of the representations and warranties made herein have been materially breached.

                  (d) Amendment. This Agreement may be amended only in writing as agreed to by all the parties hereto.

                  (e) Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been given if delivered in person or sent by prepaid first class registered or certified mail, return receipt requested, as follows:




         If to Vicuna:                      1800 E, Sahara, Suite 107
         -------------                      Las Vegas, NV 89104

         With a copy to:                David H. Day, Esq.
         ---------------                Day Shell & Liljenquist, L.C.
                                        45 East Vine Street
                                        Murray, UT 84107

         If to WSC and the
         WSC Stockholders:              3980 Airport Road, #9
         -----------------              Boca Raton, FL 33431

         With a copy to:                Michelle Kramish Kain, Esq.
         ---------------                750 Southeast Third Avenue, Suite 100
                                        Fort Lauderdale, FL   33316


                  (f) Headings. The section and subsection headings in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

                  (g) Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  (h) Binding Effect. This Agreement shall be binding upon the parties hereto and inure to the benefit of the parties, their respective heirs, administrators, executors, successors and assigns.

                  (i) Entire Agreement. This Agreement and the attached Exhibits constitute the entire agreement of the parties covering everything agreed upon or understood with respect to the subject matter hereof. There are no oral promises, conditions, representations, understandings, interpretations or terms of any kind as conditions or inducements to the execution hereof.

                  (j) Time. Time is of the essence.

                  (k) Severability. If any part of this Agreement is deemed to be unenforceable the balance of the Agreement shall remain in full force and effect.

                  (l) Responsibility and Costs. All fees, expenses and out-of-pocket costs and expenses, including, without limitation, fees and disbursements of counsel, financial advisors and accountants, incurred by the parties hereto shall be borne solely and entirely by the party that has incurred such costs and expenses unless such party has agreed otherwise with any such person.


         IN WITNESS WHEREOF, the parties have executed this Agreement the day and year first above written.

STOCKHOLDERS OF WSC                              VICUNA, INC.
CORPORATION


/s/ Anthony Goble                                 /s/ Krista Nielson
-----------------                                 ------------------
Anthony Goble                                     Krista Nielson, President

/s/ Steven Kerr
---------------
Steven Kerr                                       WORLD SEAIR CORPORATION

/s/ Robert Willison
-------------------
Robert Willison

/s/ Timothy Goble                                 By: /s/ Steven Kerr
-----------------                                 -------------------
Timothy Goble                                     Steven Kerr, President

/s/ Darren Clark
----------------
Darren Clark

/s/ Stan Pace
Stan Pace
---------

                                   EXHIBIT "A"


WSC Stockholders:
-----------------

    Name                          Number of WSC             Number of Post-Split
    ----                          -------------             --------------------
                                  Shares                    Vicuna Shares
                                  ------                    -------------


Anthony Goble                     2,000,000                     4,000,000

Steven Kerr                         912,500                     1,825,000

Robert Willison                      50,000                       100,000

Timothy Goble                        16,667                        33,334

Darren Clark                         16,666                        33,333

Stan Pace                            16,666                        33,333













         There are no claims, liens or other encumbrances on the WSC Shares.

                                   EXHIBIT "B"



                                INVESTMENT LETTER
                                -----------------



TO THE BOARD OF DIRECTORS OF VICUNA, INC.

         The undersigned hereby represents to Vicuna, Inc. (the "Corporation"), that (1) the shares of the Corporation's common stock (the "Securities") which are being acquired by the undersigned are being acquired for his own account and for investment and not with a view to the public resale or distribution thereof;
(2) the undersigned will not sell, transfer or otherwise dispose of the securities except in compliance with the Securities Act of 1933, as amended (the "Act"); and (3) the undersigned is aware that the Securities are "restricted securities" as that term is defined in Rule 144 or the General Rules and Regulations under the Act.

         The undersigned hereby agrees and acknowledges that he will not sell the Securities outside of the United States in any manner which will allow the Securities to become nonrestricted except upon registration in the United States.

         The undersigned further acknowledges that he or she has had an opportunity to ask questions of and receive answers from duly designated representatives of the Corporation concerning the terms and conditions pursuant to which the Securities are being acquired. The undersigned acknowledges that he has been afforded an opportunity to examine such documents and other information which he or she has requested for the purpose of verifying the information set forth in said documents.

         The undersigned acknowledges and understands that the Securities are unregistered and must be held indefinitely unless they are subsequently registered under the Act or an exemption from such registration is available.

         The undersigned further acknowledges that he is fully aware of the applicable limitations on the resale of the Securities. These restrictions for the most part are set forth in Rule 144. The Rule permits sales of "restricted securities" upon compliance with the requirements of such Rule. If the Rule is available to the undersigned, the undersigned may make only routine sales of securities, in limited amounts, in accordance with the terms and conditions of that Rule.

         Any and all certificates representing the Securities, and any and all Securities issued in replacement thereof or in exchange therefor, shall bear the following legend, which the undersigned has read and understands:

         The Securities represented by this Certificate have not been registered under the Securities Act of 1933 (the "Act") and are "restricted securities" as that term is defined in Rule 144 under the Act. The Securities may not be offered for sale, sold or otherwise transferred except pursuant to an effective registration statement under the Act or pursuant to an exemption from registration under the Act, the availability of which is be established to the satisfaction of the Corporation.

         The undersigned further agrees that the Corporation shall have the right to issue stop-transfer instructions to its transfer agent and acknowledges that the Corporation has informed the undersigned of its intention to issue such instructions.

                                                     Very truly yours,





                                                     Date:             , 1998


                                       21